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                                                                 EXHIBIT 2.3
Stibbe Simont Monahan Duhot

                                              Ref.: PS/Settlement Agreement.006

                              SETTLEMENT AGREEMENT

1a. The private limited liability company PANTAPHARMA B.V., incorporated under the laws of the Netherlands, duly represented by its statutory director, A.F. Hinnen, hereinafter to be referred as: "Pantapharma";

1b. The private limited liability company B.V. WISTERIA, incorporated under the laws of The Netherlands, duly represented by its statutory director Pantapharma, hereinafter to be referred as: "Wisteria";

1c. The company EUROMED, INC., incorporated under the laws of Nevada, United States of America, duly represented by one of its statutory directors, A.F. Hinnen, hereinafter to be referred as: "EuroMed, Inc.";

1d. The private limited liability company EUROMED EUROPE B.V., incorporated under the laws of The Netherlands, duly represented by one of its statutory directors, Wisteria, hereinafter to be referred as: "EuroMed B.V.";

1e. The private limited liability company MUTARESTES B.V., incorporated under the laws of The Netherlands, duly represented by its statutory director, File B.V., duly represented by its statutory director R.W.L. Veldman, hereinafter to be referred as: "Mutarestes";

1f. The private limited liability company GALENICA B.V., incorporated under the laws of The Netherlands, duly represented by its statutory director Wisteria, hereinafter to be referred as: "Galenica";



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lg.     The private limited liability company CONFEDERA B.V., incorporated under the laws of The Netherlands, duly represented by its statutory director, Pantapharma, hereinafter to be referred as: "Confedera";

lh. ADRIAAN FRANCOIS HINNEN, residing at Velp (Gld), The Netherlands, Beekhuizenseweg 87 (6881 AG), hereinafter to be referred to as:
        "Hinnen";

        Parties 1a. up to and including 1h. will be collectively referred to as: "the EuroMed-group";

AND

2a. The private limited liability company NTP ADVIES B.V., incorporated under the laws of The Netherlands, duly represented by its statutory director, N.Th.P. Roozekrans, hereinafter to be referred as: "NTP";

2b. The private limited liability company USUS NOTUS B.V., incorporated under the laws of The Netherlands, duly represented by its statutory director, A. Doets, hereinafter to be referred as "Usus";

2c. NICOLAAS THEODOOR PAUL ROOZEKRANS, residing at Bergen NH, The Netherlands, Vincent van Goghweg 9 (1861 CD), hereinafter to be referred to as "Roozekrans";

2d. ALBERT DOETS, residing at Zaandijk, The Netherlands Lagedijk 72 (1544 BH), hereinafter to be referred as "Doets";


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WHEREAS:

a. Pantapharma is the statutory director of Wisteria, which latter company is a major shareholder in EuroMed, Inc., which in turn owns all of the issued and outstanding shares of EuroMed B.V.;

b. EuroMed B.V. holds all of the issued and outstanding shares in the capital of Mutarestes, which in turn owns all of the issued and outstanding shares of the private limited liability company Pluripharm International B.V. (hereinafter: "Pluripharm"), which in turn owns all of the issued and outstanding shares of the private limited liability company Financieringsmaatschappij De Nieuwe Wereld B.V. (hereinafter:
        "DNW");

c. EuroMed B.V. holds all of the issued and outstanding shares in the capital of Galenica and Confedera;

d. Doets and Roozekrans and their former personal holding companies (Nydima B.V. and NTP Consult B.V.) have agreed in June 1996 to (indirectly) sell their shares in Mutarestes to EuroMed B.V. The parties then involved have entered into several share purchase agreements (hereinafter: "the SPA's 1996"). Within the framework of the SPA's 1996, 850,000 restricted EuroMed, Inc. shares (hereinafter:
        "the 850,000 EuroMed, Inc. Shares") were issued by EuroMed, Inc. at the expense of EuroMed B.V. to Doets and Roozekrans;

e. The transaction mentioned under d. was achieved through the following stages: (i) Doets and Roozekrans have sold their shares in their personal holding companies to EuroMed B.V.; (ii) these personal holding companies have sold their shares in Mutarestes to EuroMed B.V. and

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                (iii) EuroMed B.V. has sold the shares in these personal
                holding companies to a subsidiary of MeesPierson.

        f. the parties involved have entered into three uniform management agreements which were signed on July 5, 1996 (hereinafter:
                "the Management Agreements") whereby Doets and Roozekrans were appointed as managers for Pluripharm and Hinnen for Confedera and Galenica;

        g. The Parties have made certain claims against each other and have agreed to settle their differences on the terms contained in the agreement (hereinafter: "the Agreement");


        THE PARTIES HEREBY AGREE AS FOLLOWS:
        ------------------------------------

        ARTICLE 1       RETURN OF THE 850,000 EUROMED, INC. SHARES

        1.1 Subject to the terms and conditions contained herein Doets and Roozekrans agree to return for the benefit of EuroMed B.V. the 850,000 EuroMed, Inc. Shares on 3 April, 1997 to EuroMed, Inc. and EuroMed, Inc. accepts the 850,000 EuroMed, Inc. shares from Doets and Roozekrans. Doets and Roozekrans agree to return their 850,000 EuroMed, Inc. shares to EuroMed, Inc. in consideration of receiving full and final release from the EuroMed-group as defined in article 3 hereof.

        1.2 The return of the 850,000 EuroMed, Inc. Shares will be effected by handing over the original certificates with the numbers E0020 (Doets) and E0022 (Roozekrans) by Doets and Roozekrans
                to Mr. J.H.M. Carlier, civil law notary of the firm Stibbe Simont Monahan Duhot, until the legal opinion mentioned in article 2 hereof has been furnished to Doets and Roozekrans.
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        ARTICLE 2       REPRESENTATIONS AND WARRANTIES

        2.1 Each member of the EuroMed-group represents and warrants that EuroMed, Inc. has full corporate power and authority to execute and perform the Agreement and the transactions contemplated thereby in accordance with their terms.

        2.2 At or prior to the signing of the Agreement, each member of the EuroMed-group represents and warrants that the execution and the performance of the Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate actions on the part of EuroMed, Inc.

        2.3 At or prior to the signing of the Agreement, each member of the EuroMed-group represents and warrants that no consent, authorization, approval of the United States Securities and Exchange Commission, Federal Trade Commission or any other law of the United States of America or any State "Blue Sky Law" is required on behalf of EuroMed, Inc. in connection with the execution and performance of the Agreement and the transactions contemplated thereby.

        2.4 EuroMed, Inc. will furnish a legal opinion of the United States counsel to EuroMed, Inc. in the usual format which opinion will confirm:

                - that EuroMed, Inc. has full corporate power and authority to execute and perform the Agreement and the transactions contemplated thereby in accordance with their terms;

                -       that the execution and the performance of the

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                Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate actions on the part of EuroMed, Inc. so that EuroMed, Inc. is authorized to receive the 850,000 EuroMed, Inc. Shares and in particular that the 850,000 Shares may be transferred without restriction;

        - that no consent, authorization, approval of the United States Securities and Exchange Commission, Federal Trade Commission or any other law of the United States of America or any State "Blue Sky Law" is required on behalf of EuroMed, Inc. in connection with the execution and performance of the Agreement and the transactions contemplated thereby.

2.5 If the legal opinion will not be furnished ultimately on 12 April, 1997 NTP, Usus, Doets and/or Roozekrans may rescind the Agreement but only in case it is reasonably likely that any of the legal facts as referred in to article 2.4 is/are not correct or valid as a result of which the Agreement will be (wholly or partly) null and void and such deficiency/deficiencies has not been cured before 22 April, 1997. In case such rescission, the civil law notary will return the original certificates of the 850,000 EuroMed, Inc. Shares to Doets and Roozekrans. If the legal opinion will be furnished before or on 12 April, 1997 the civil law notary will delivery the original certificates of the 850,000 EuroMed, Inc. Shares to EuroMed, Inc.

ARTICLE 3       INDEMNIFICATION & WAIVER OF CLAIMS

3.1     Each member of the EuroMed-group will indemnify, defend

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        and hold NTP, Usus, Doets and Roozekrans and their employees, agents, attorneys and affiliates harmless from and against any and all losses, claims, causes of action, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses, asserted against or incurred by third parties (such as, but not limited to shareholders and creditors of EuroMed, Inc.) by reason of or resulting from: (a) any claim arising from this Agreement and/or any other agreement executed in connection with this transaction contemplated hereby and/or (b) any claim arising from the SPA's 1996, the Management Agreements and/or the activities and duties performed by Doets and Roozekrans, except when arising form the unlawful action or omission for which Doets and/or Roozekrans may be blamed personally ("verwijtbaar onrechtmatig handelen of nalaten").

3.2 Each member of the EuroMed-group hereby fully releases NTP, Usus, Doets and Roozekrans and their employees, agents, officers, directors, attorneys and affiliates and waives its right to claim inter alia damages and on the same basis NTP, Usus, Doets and Roozekrans hereby fully release each member of the EuroMed-group and their employees, agents, officers, directors, attorneys and affiliates and waive their right to claim inter alia damages with respect to any claim, such as but not limited to any claim (i) resulting from or in connection with the SPA's 1996 or (ii) resulting from the Management Agreements and/or the activities and duties performed by Doets and Roozekrans or (iii) resulting from any event in connection with the financial position of the Euromed-group, the delisting of the Nasdaq or any other event which occurred as of June 19, 1996 or (iv) resulting from any event, act or omission by Doets and
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        Roozekrans with respect to the EuroMed-group and in their possible capacity as member of the Board of Directors of EuroMed, Inc.

3.3 Each member of the EuroMed-group represents and warrants that it has not assigned or transferred any of the claims mentioned in article 3 hereof to any third party. On the same basis NTP, Usus, Doets and Roozekrans represent and warrant that they have not assigned or transferred any of the claims mentioned in article 3 hereof to any third party.

3.4 It is explicitly understood that the settlement of disputes and the releases as mentioned in this article is considered to be a settlement agreement as meant by article 7:900 of the Dutch Civil Code as of the date the certificates are handed over to EuroMed, Inc. as provided in article 2.5.

ARTICLE 4       TREATMENT OF CLAIMS

4.1 In case Doets and/or Roozekrans, Usus and/or NTP will be sued by a third party concerning an event for which the indemnification of article 3 applies, EuroMed, Inc. will deal diligently with this claim on behalf of the abovementioned persons and legal entities as "dominus litis".

4.2 EuroMed, Inc. will inform Doets and Roozekrans fully and quickly about the pending claim and will furnish copies of all documents concerning the claim to Doets and Roozekrans.

4.3 The costs for and arising from any legal proceeding or settlement with respect to such claim will be for the
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                account of EuroMed, Inc. except when arising from the unlawful action or omission for which Doets and/or Roozekrans may be blamed personally ("verwijtbaar onrechtmatig handelen of nalaten"), in which case the costs will be for the account of Doets and Roozekrans. The reasonable costs for copies of all documents concerning the claim and the reasonable postal charges will be for the account of Doets and Roozekrans.

        4.4 Doets and Roozekrans may appoint a counsel who may interfere with the legal proceedings and/or negotiations on their behalf and on behalf of Usus and/or NTP. The costs for this counsel will be for the account of Doets and Roozekrans.

        4.5 Doets en Roozekrans will not give any support (unless required by law) to third parties who have the intention to file a claim against the EuroMed-group with respect to the agreements and actions mentioned in article 3.1 under a and b. The EuroMed-group will not give any support (unless required by law) to third parties who have the intention to file a claim against Usus, NTP, Doets and Roozekrans with respect to the agreements and actions mentioned in article 3.1 under a and b.


        ARTICLE 5       CONFIDENTIALITY


        5.1 Each party shall keep the terms of the Agreement confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by the Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release or filing that is required by law (such as United States securities laws),
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        copies of which shall be made available to Doets and Roozekrans, (ii) to advisors, financiers or lenders of any party and (iii) to the Shareholders meeting of EuroMed, Inc.

ARTICLE 6       MANAGEMENT AGREEMENTS & RELEASE

6.1 EuroMed B.V. confirms hereby the resignation of Doets and Roozekrans as managers in accordance with the Management Agreements as of respectively 13 February, 1997 and 1 April, 1997.


6.2 As of the date of termination of the Management Agreements (for Doets at 13 February, 1997 and for Roozekrans at 1 April, 1997), EuroMed B.V. acknowledges that NTP, Usus, Doets and Roozekrans will be released from any liabilities and will be fully discharged with respect to their position as managers except from liability arising from the unlawful action or omission for which Doets and/or Roozekrans can be blamed personally ("verwijtbaar onrechtmatig handelen of nalaten"). The non-competition clause of the Management Agreements (article 5) cannot be enforced against Doets and Roozekrans.

6.3 EuroMed B.V. will pass on 3 April a shareholders resolution in which EuroMed B.V. (i) confirms the resignation of Doets and Roozekrans as statutory directors of Mutarestes and (ii) provides a general release of Doets and Roozekrans from any and all liabilities and fully discharges them with respect to their position as statutory directors.

ARTICLE 7       CHOICE OF LAWS

7.1     The Agreement and the rights and obligations of the
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        parties hereto are governed by and construed and enforced in accordance with the laws of The Netherlands. Any dispute arising under the Agreement shall be exclusively settled by the competent Court of Amsterdam, The Netherlands.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of today 03 April 1997.


  /s/   A.F. HINNEN                             /s/   A.F. HINNEN
----------------------------------           ----------------------------------
Pantapharma B.V.                             B.V. Wisteria



  /s/   A.F. HINNEN                             /s/   A.F. HINNEN
----------------------------------           ----------------------------------
EuroMed, Inc.                                EuroMed Europe B.V.


  /s/   R. VELDMAN                              /s/   A.F. HINNEN
----------------------------------           ----------------------------------
Mutarestes B.V.                              Galenica B.V.
by: R. Veldman


  /s/   A.F. HINNEN                             /s/   A.F. HINNEN
----------------------------------           ----------------------------------
Confedera B.V.                               A.F. Hinnen


  /s/   N.T.P. ROOZEKRANS                       /s/   A. DOETS
----------------------------------           ----------------------------------
NTP Advies B.V.                              Usus Notus B.V.


  /s/   N.T.P. ROOZEKRANS                       /s/   A. DOETS
----------------------------------           ----------------------------------
N.T.P. Roozekrans                            A. Doets